UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 8, 2013

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Blue Dolphin Energy Company, a Delaware corporation (“Blue Dolphin,” “we,” “us” and “our”), received a notice from the OTC Markets Group Inc. (the “OTC Markets”) dated January 28, 2013, notifying us that we were out of compliance with Section 3.1(g) of OTCQX Rules for U.S. Companies, which requires payment of an annual fee for each year in which our common stock is traded on the OTCQX.  As of the date of filing of this report, we are in compliance with the OTCQX Rules.

Item 8.01   Other Events.

On February 4, 2013, we issued a press release announcing that our Board of Directors (the "Board") had formed a special committee comprised of three independent directors to conduct a strategic review of the feasibility of optimizing value for stockholders by converting Blue Dolphin from a publicly traded corporation to a publicly traded master limited partnership.  The special committee, upon completion of its review, will make its recommendation to the Board.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Blue Dolphin Energy Company Press Release Issued February 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 8, 2013

BLUE DOLPHIN ENERGY COMPANY

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President and Secretary (Principal Executive Officer)

Exhibit Index

99.1	Blue Dolphin Energy Company Press Release Issued February 4, 2013.